POWER OF ATTORNEY The undersigned, as a Section 16 reporting person of Udemy, Inc. (the “Company”), hereby constitutes and appoints: 1. Ken Hirschman, Daniel Horwood and Barbara Gunnufson of the Company and James Babikian and Andrew Chew of Wilson Sonsini Goodrich & Rosati, Professional Corporation, each the undersigned’s true and lawful attorneys-in-fact, to prepare on the undersigned’s behalf, and submit to the Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain EDGAR codes enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC; and 2. The General Counsel, the Director, Equity Management and any Associate General Counsel of the Company, and each of the responsible attorneys and paralegals of Wilson Sonsini Goodrich & Rosati, P.C., each the undersigned’s true and lawful attorneys-in-fact and each with full power of substitution and resubstitution, to complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorneys-in-fact shall in their discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned’s ownership, acquisition or disposition of securities of the Company. The undersigned further authorizes each of the said attorneys-in-fact to do all acts necessary in order to file such forms with the SEC, any securities exchange or national association, the Company and such other persons or agencies as any such attorney-in-fact shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (as amended). This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of August, 2023. Signature: /s/ Prasad Raje Print Name: Prasad Raje DocuSign Envelope ID: 433E6D2E-AAC9-4DB1-A56C-83EBF67FE7D4

DocuSign

## Certificate Of Completion

| | | |
|---|---|---|
| Envelope Id: 433E6D2EAAC94DB1A56C83EBF67FE7D4 | | Status: Completed |
| Subject: Complete with DocuSign: Udemy- Form Section 16 Power of Attorney. (Raje 8 15 23).pdf | | |
| Source Envelope: | | |
| Document Pages: 1 | Signatures: 1 | Envelope Originator: |
| Certificate Pages: 5 | Initials: 0 | Barbara Gunnufson |
| AutoNav: Enabled | | 600 Harrison St Floor 3 |
| EnvelopeId Stamping: Enabled | | San Francisco, CA 94107 |
| Time Zone: (UTC-08:00) Pacific Time (US & Canada) | | barbara.gunnufson@udemy.com |
| | | IP Address: 4.28.98.34 |

## Record Tracking

| | | |
|---|---|---|
| Status: Original<br>8/16/2023 2:09:52 PM | Holder: Barbara Gunnufson<br>barbara.gunnufson@udemy.com | Location: DocuSign |

| Signer Events | Signature | Timestamp |
|---|---|---|
| Prasad Raje<br>prasad.raje@udemy.com<br>Security Level: Email, Account Authentication (None) | DocuSigned by:<br>Prasad Raje<br>F4877F479F1D44E...<br>Signature Adoption: Pre-selected Style<br>Using IP Address: 38.102.153.66 | Sent: 8/16/2023 2:11:42 PM<br>Viewed: 8/16/2023 2:51:36 PM<br>Signed: 8/16/2023 2:52:21 PM |
| Electronic Record and Signature Disclosure:<br>Accepted: 8/16/2023 2:51:36 PM<br>ID: 6b295141-6da4-4ea0-b167-524800d04885 | | |

| In Person Signer Events | Signature | Timestamp |
|---|---|---|

| Editor Delivery Events | Status | Timestamp |
|---|---|---|

| Agent Delivery Events | Status | Timestamp |
|---|---|---|

| Intermediary Delivery Events | Status | Timestamp |
|---|---|---|

| Certified Delivery Events | Status | Timestamp |
|---|---|---|

| Carbon Copy Events | Status | Timestamp |
|---|---|---|
| Dan Horwood<br>daniel.horwood@udemy.com<br>Security Level: Email, Account Authentication (None)<br>Electronic Record and Signature Disclosure:<br>Not Offered via DocuSign | COPIED | Sent: 8/16/2023 2:11:43 PM<br>Viewed: 8/16/2023 2:18:34 PM |

| Witness Events | Signature | Timestamp |
|---|---|---|

| Notary Events | Signature | Timestamp |
|---|---|---|

| Envelope Summary Events | Status | Timestamps |
|---|---|---|
| Envelope Sent | Hashed/Encrypted | 8/16/2023 2:11:43 PM |
| Certified Delivered | Security Checked | 8/16/2023 2:51:36 PM |
| Signing Complete | Security Checked | 8/16/2023 2:52:21 PM |
| Completed | Security Checked | 8/16/2023 2:52:21 PM |

| Payment Events | Status | Timestamps |
|---|---|---|

Electronic Record and Signature Disclosure

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE From time to time, Udemy, Inc. (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through your DocuSign, Inc. (DocuSign) Express user account. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, please confirm your agreement by clicking the 'I agree' button at the bottom of this document. Getting paper copies At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. For such copies, as long as you are an authorized user of the DocuSign system you will have the ability to download and print any documents we send to you through your DocuSign user account for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a $0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below. Withdrawing your consent If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below. Consequences of changing your mind If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. To indicate to us that you are changing your mind, you must withdraw your consent using the DocuSign 'Withdraw Consent' form on the signing page of your DocuSign account. This will indicate to us that you have withdrawn your consent to receive required notices and disclosures electronically from us and you will no longer be able to use your DocuSign Express user account to receive required notices and consents electronically from us or to sign electronically documents from us. All notices and disclosures will be sent to you electronically Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through your DocuSign user account all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us. Electronic Record and Signature Disclosure created on: 3/23/2018 1:52:20 PM Parties agreed to: Prasad Raje

How to contact Udemy, Inc.: You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows: To contact us by email send messages to: jessie@udemy.com To advise Udemy, Inc. of your new e-mail address To let us know of a change in your e-mail address where we should send notices and disclosures electronically to you, you must send an email message to us at jessie@udemy.com and in the body of such request you must state: your previous e-mail address, your new e-mail address. We do not require any other information from you to change your email address.. In addition, you must notify DocuSign, Inc to arrange for your new email address to be reflected in your DocuSign account by following the process for changing e-mail in DocuSign. To request paper copies from Udemy, Inc. To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an e-mail to jessie@udemy.com and in the body of such request you must state your e-mail address, full name, US Postal address, and telephone number. We will bill you for any fees at that time, if any. To withdraw your consent with Udemy, Inc. To inform us that you no longer want to receive future notices and disclosures in electronic format you may: i. decline to sign a document from within your DocuSign account, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may; ii. send us an e-mail to jessie@udemy.com and in the body of such request you must state your e-mail, full name, IS Postal Address, telephone number, and account number. We do not need any other information from you to withdraw consent.. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process.. Required hardware and software Operating Systems: Windows2000? or WindowsXP? Browsers (for SENDERS): Internet Explorer 6.0? or above Browsers (for SIGNERS): Internet Explorer 6.0?, Mozilla FireFox 1.0, NetScape 7.2 (or above) Email: Access to a valid email account Screen Resolution: 800 x 600 minimum Enabled Security Settings: •Allow per session cookies •Users accessing the internet behind a Proxy Server must enable HTTP 1.1 settings via proxy connection ** These minimum requirements are subject to change. If these requirements change, we will provide you with an email message at the email address we have on file for you at that time providing you with the revised hardware and software requirements, at which time you will have the right to withdraw your consent.

Acknowledging your access and consent to receive materials electronically To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please verify that you were able to read this electronic disclosure and that you also were able to print on paper or electronically save this page for your future reference and access or that you were able to e-mail this disclosure and consent to an address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format on the terms and conditions described above, please let us know by clicking the 'I agree' button below. By checking the 'I Agree' box, I confirm that: • I can access and read this Electronic CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORD AND SIGNATURE DISCLOSURES document; and • I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and • Until or unless I notify Udemy, Inc. as described above, I consent to receive from exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to me by Udemy, Inc. during the course of my relationship with you.